SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549
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                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                    November 23, 2001 (November 23, 2001)
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                         BANCORP RHODE ISLAND, INC.
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           (Exact name of registrant as specified in its charter)

                                Rhode Island
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               (State or other jurisdiction of incorporation)

        333-33182	                                    05-0509802
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(Commission File Number)               (IRS Employer Identification Number)

            One Turks Head Place, Providence, Rhode Island 02903
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                  (Address of principal executive offices)

                               (401) 456-5000
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            (Registrant's telephone number, including area code)

                                     N/A
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        (Former name or former address, if changed since last report)


Item 5:  Other Events.

      As the result of an unexpected announcement from the Financial Accounting Standards Board (FASB) on October 17, 2001, the Company has announced that it no longer believes that it will be able to eliminate $1.2 million of annual goodwill amortization beginning January 1, 2002 as stated in previous SEC filings and earlier announcements.

      In June 2001, FASB issued Statement of Financial Accounting Standards 141, Business Combinations (SFAS 141), and Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 addressed accounting for business acquisitions occurring after June 30, 2001. SFAS 142 addressed the method of identifying goodwill and other intangible assets acquired in a business combination and eliminated further amortization of goodwill, subject to a periodic evaluation of goodwill balances for impairment. SFAS 142, like SFAS 141, took effect for transactions occurring after June 30, 2001. With respect to goodwill and intangible assets acquired prior to June 30, 2001, SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 142, therefore, would first come into effect for the Company in 2002.

      On October 17, 2001, FASB issued Action Alert No. 01-37. That Action Alert reported a conclusion reached by FASB at its October 10, 2001 meeting regarding the application of SFAS 141 and SFAS 142 with respect to goodwill accounting for bank branch acquisitions. The conclusion set forth in the October 17th Action Alert states that paragraph 5 of Statement of Financial Accounting Standards 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions (SFAS 72), "applies to all acquisitions of financial institutions (or branches thereof) whether "troubled" or not, in which the fair value of the liabilities assumed exceeds the fair value of tangible and intangible assets acquired." SFAS 72 was originally issued in 1983, in the context of the savings and loan crisis and the acquisition of so-called "troubled" financial institutions. The branch acquisitions associated with the formation of the Company's banking subsidiary in March 1996 were such that the fair value of the liabilities assumed appear to exceed the fair value of tangible and intangible assets acquired. Thus, the March 1996 transaction gave rise to a type of intangible asset that, unlike goodwill, will continue to be amortized under current accounting guidelines.

      The October 17th Action Alert also states that FASB will reconsider its new guidance during future deliberations. The conclusion reached by FASB regarding the need to continue amortization of an unidentifiable intangible asset, therefore, may be overturned at a later date. The Company, however, can give no assurance that FASB will vary from its current position.

      The Company is assessing the impact of the adoption of SFAS 141 and SFAS 142 in view of the October 17th Action Alert. Based upon the conclusion set forth in the October 17th Action Alert, however, the Company currently anticipates that it will be required to continue recording approximately $1.2 million in annual amortization, an amount attributable to its March 1996 bank branch acquisition during the Fleet Financial Group, Inc. divestiture, unless and until FASB issues further guidance with respect to accounting for bank branch acquisitions that would permit the Company to do otherwise. Accordingly, the Company anticipates it will continue to present its earnings as it has since inception, and that there will continue to be a difference between its GAAP and cash basis presentations.

      Regardless of its final outcome, this accounting issue will not have any material impact on the Company's financial condition.


Item 7:  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits.

      None


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BANCORP RHODE ISLAND, INC.



                                       By:  /s/ Albert R. Rietheimer
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                                            Albert R. Rietheimer
                                            Chief Financial Officer

Date:  November 23, 2001